EXHIBIT 21

SUBSIDIARIES AND BRANCHES OF AMP INCORPORATED
(all wholly owned and included in consolidated results)

ACSYS Incorporated
Burlington, Massachusetts
(Delaware, U.S.A.)

AMP Cable Assembly Systems, Inc.
Wilmington, Delaware

AMP Floor Wiring Systems, Inc.
Wilmington, Delaware

AMP Investments, Inc.
Wilmington, Delaware

AMP Packaging Systems, Inc.
Round Rock, Texas
(Delaware, U.S.A.)

Carroll Touch, Inc.
Round Rock, Texas
(Illinois, U.S.A.)

Connectware, Inc.
Richardson, Texas
(Delaware, U.S.A.)

Kaptron, Inc.
Palo Alto, California

Microwave Signal, Inc.
Clarksburg, Maryland
(Delaware, U.S.A.)

Precision Interconnect Corporation
Portland, Oregon
(Delaware, U.S.A.)

Raylan Corporation
Palo Alto, California
(Delaware, U.S.A.)

The Whitaker Corporation
Wilmington, Delaware

AMP of Canada, Ltd.
Toronto, Canada
(Delaware, U.S.A.)

AMP S. A. Argentina C.I.Y.F.
Buenos Aires, Argentina

AMP do Brasil Ltda.
Sao Paulo, Brazil

AMP de Mexico, S.A.
Mexico City, D.F. Mexico

AMP Osterreich Handelsgesellschaft m.b.H.
Vienna, Austria

AMP Belgium
Brussels, Belgium
(Branch of AMP-Holland B.V.)

AMP Czech s.r.o.
Brno, Czech Republic

AMP Danmark
Viby, Denmark
(Branch of AMP-Holland B.V.)

AMP Finland Oy
Helsinki, Finland

AMP de France S.A.
Paris, France

AMP SIMEL S.A.
Gevrey-Chambertin, France

AMP Export SARL
Pontoise, France

AMP Deutschland G.m.b.H.
Frankfurt, Germany

Jitex Elektrovertr. G.m.b.H.
Wuppertal, Germany

AMP of Great Britain Limited
London, England

SIMEL (UK) Limited
Chencester, Glos., England

AMP Hungary Manufacturing Co. Ltd.
Esztergom, Hungary

AMP Hungary Trading Co. Ltd.
Budapest, Hungary

AMP Ireland Limited
Dublin, Ireland

AMP Italia S.p.A.
Collegno, Italy

AMP Italia Products S.p.A.
San Salvo, Italy

AMP-Holland B.V.
's-Hertogenbosch, The Netherlands

AMP Norge A/S
Oslo, Norway

AMP Polska Sp.z.o.o.
Poznan, Poland

AMP Portugal, Lda.
Lisbon, Portugal

AMP Slovenia Trading and Manufacturing Ltd.
Ljubljana, Slovenia

AMP Espanola, S.A.
Barcelona, Spain

SIMEL Iberica, S.A.
Vizcaya, Spain

AMP Svenska AB
Stockholm, Sweden

AMP (Schweiz) A.G.
Steinach, Switzerland

Decolletage S.A. St.-Maurice
St.-Maurice, Switzerland

Australian AMP Pty. Ltd.
Sydney, Australia

AMP Products Pacific Ltd.
Hong Kong

AMP India Private Limited
Bangalore, India

AMP Tools (India) Pvt. Ltd.
Cochin, India

AMP (Japan), Ltd.
Tokyo, Japan

AMP Technology Japan Ltd.
Tokyo, Japan

Carroll Touch International, Ltd.
Tokyo, Japan
(Delaware, U.S.A.)

Businessland Japan Company, Ltd.
Tokyo, Japan

AMP Korea Limited
Seoul, South Korea

AMP Manufacturing Korea, Ltd.
Seoul, South Korea

AMP Products (Malaysia) Sdn. Bhd.
Kuala Lumpur, Malaysia

New Zealand AMP Ltd.
Auckland, New Zealand

AMP Philippines, Inc.
Manila, Philippines

AMP Singapore Pte. Ltd.
Singapore

AMP Manufacturing Singapore Pte., Ltd.
Singapore

AMP Taiwan B.V.
Taipei, Taiwan
(The Netherlands)

AMP Manufacturing Taiwan, Ltd.
Taipei, Taiwan

AMP (Thailand) Limited
Bangkok, Thailand

AMP Elektrik-Elektronik Baglanti Sistemleri
     Ticaret Limited Sirketi
     Istanbul, Turkey


JOINT VENTURES

AMP-AKZO Company
Greenville, South Carolina
(New York, U.S.A. general partnership)

AMP-AKZO Corporation
Newark, Delaware

AMP Shanghai Ltd.
Shanghai, Peoples Republic of China

Building Technology Associates
Wilmington, Delaware

AMP-AKZO LinLam vof
Arnhem, The Netherlands
(Dutch vof partnership)

Note: Subsidiaries and joint ventures are incorporated in the country/state of location except where indicated otherwise.